UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934


         Date of Report (Date of earliest reported): September 16, 2003



                        Wireless Frontier Internet, Inc.
                              (F/K/A Freemont Corp)
               (Exact name of registrant as specified in charter)



     Delaware                        000-08281               75-28904059
   (State or other jurisdiction      (Commission            (IRS Employer
    of incorporation)                 File Number)           Identification No.)



                 104 West Callaghan, Fort Stockton, Texas 79735
               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (432) 336-0336

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

See Item 5. below.

ITEM 4.  Change in Registrant's Certifying Accountant

     Wireless Frontier Internet, Inc. (f/k/a Fremont Corporation) (the "Company"), through its wholly owned subsidiary Winfill Holdings International Limited ("Winfill"), a British Virgin Island corporation, incurred a net loss in 1998 as a result of various factors, including declining sales, a shortage of working capital, and a bad debt provision necessitated in substantial part by the bankruptcy of a major customer. These aforementioned factors and the cessation of operations of Winfill, prevented the Company's auditors, Arthur Anderson & Co. ("Arthur Anderson"), from finalizing the Company's audit for the year ended December 31, 1998 and, as a result, the Company failed to file its Form 10-KSB Annual Report for the year ended December 31, 1998 and all other required reports under the Securities Exchange Act of 1934 (the "Exchange Act") since. In addition, as described in Item 5 below, the Company consummated a transaction in July 2003 that resulted in a change in management. As a result, current management of the Company have not been in contact with a representative of Arthur Anderson as a result of the winding-down of Arthur Andersen's business, effectively terminating the Company's relationship with Arthur Andersen. As a result of the cessation of the Company's business operations and Arthur Anderson's winding-down, current management has been unable to determine if Arthur Anderson has terminated its auditor relationship with the Company although Arthur Andersen will no longer serve as the Company's independent auditor.

     The audit reports of Arthur Andersen on the consolidated financial statements of the Company for each of the years ended December 31, 1997, and December 31, 1996, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the fiscal years ended December 31, 1997 and December 31, 1996, as well as during the period from January 1, 1998 through the date of the winding-down of Arthur Anderson's affairs, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen would have caused them to make reference to the matter in their report.

     During the two most recent fiscal years and through the date of the winding-down of Arthur Anderson's affairs, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

     The Company has been unable to contact Arthur Andersen in connection with a request that Arthur Andersen furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and disclosure due to the fact that the personnel primarily responsible for the Company's account (including the engagement partner and manager) have left Arthur Andersen.

     On September 17, 2003, the Company, upon recommendation of the Audit Committee of its Board of Directors, engaged Pollard-Kelley Auditing Services Inc. ("Pollard-Kelley") to serve as the Company's independent public accountants.

     During the two most recent fiscal years and through the date hereof, the Company did not consult Pollard-Kelley with respect to the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

     During the two most recent fiscal years and through September 17, 2003, the Company has not consulted with Pollard-Kelley regarding either:

     o the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company nor oral advice was provided that Pollard-Kelley concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or


     o any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv)(A) of Regulation S-B and the related instruction to Item 304 of Regulation S-B, or a reportable event, as that term is explained in Item 304(a)(1)(iv)(A) of Regulation S-B.

Item 5.  Other Event

     On September 16, 2003, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") among the Company, Networker Systems, Inc. ("Networker") and Wireless Frontier Internet, Inc. ("Wireless-TX"), a Texas corporation. Pursuant to the Merger Agreement, Networker, a wholly owned subsidiary of the Company, was merged into Wireless-TX with Wireless-TX being the surviving corporation. The shareholders of Wireless-TX exchanged all of the outstanding shares of Wireless-TX for 16,000,000 shares of common stock of the Company. As a result of this transaction, Wireless-TX became a wholly-owned subsidiary of the Company. In addition, the Company also entered into an Asset Purchase Agreement (the "Asset Agreement") dated September 16, 2003 with Million Treasure Enterprises Limited ("MTE"), a British Virgin Islands corporation. Pursuant to the Asset Agreement, Million acquired all of the Company's equity interest in Winfill in exchange for MTE's return to the Company of the 661,654 shares of common stock of the Company held by MTE, the cancellation of MTE's warrant to purchase 2,000,000 shares of common stock of the Company and the release of all sums owed by the Company to MTE.

     The Company has not filed any report since it filed its late notification filing for its Form 10-KSB for the year ended December 31, 1998. The reasons for this delay included the cessation of the business operations of Winfill, the Company's wholly-owned operating subsidiary. As a result of Winfill's ceasing of operations and the resulting lack of cash to pay the Company's professional fees, the Company was not able to make these filings.

     The Company, after its acquisition of Wireless-TX and the commencement of its new business, retained Pollard-Kelley, as its independent public accountants on September 17, 2003. Further, commencing in December 2003, the Company retained the services of new counsel to represent it in connection with certain securities matters and to assist it in becoming current with its reports required under the Securities Exchange Act of 1934.

     In sum, the Company's delay in filing was the result of various circumstances which impeded its ability to timely file. Specifically, as set forth above, the cessation of Winfill's business operations, the lack of cash and the winding down of Arthur Anderson combined to result in a delay in the Company's filings. However, with the acquisition of Wireless-TX, the disposition of Winfill and the retention of Pollard-Kelley and new securities counsel, the Company is seeking to become current in its reports however, no assurance can be given that it will be successful in doing so.

Description of Wireless Frontier Internet, Inc.

         History

     On July 7, 1998, Partners Alliance Group, Inc. ("PAG"), which was owned by Alex Gonzalez, a majority shareholder, executive officer and director of the Company, was incorporated under the laws of the State of Texas for the purpose of selling computer components in Texas and Colorado. On January 1, 2001, West-Tex Internet, Inc. contributed its assets to PAG, which established PAG as a Internet service provider. On November 30, 2001, PAG acquired Overland Network, Inc. a company engaged in providing dial up and broadband wireless Internet services in the Trans Pecos region of Texas. This purchase expanded PAG's Internet service provider area to include Terlingua, Presidio, Sanderson, Sheffield, Comstock, Big Bend National Park and Heath Canyon, Texas areas. On April 1, 2003, PAG changed its name to Wireless Frontier Internet, Inc., a Texas corporation. Today, Wireless-TX has developed into an Internet service provider in the southwest Texas and Kansas areas, providing both dial-up and wireless services in addition to the equipment sales.

         Overview

     Wireless-TX is a Wireless Broadband Internet Service Provider located in Fort Stockton, Texas. In addition, Wireless-TX is also a traditional Internet service provider. Wireless-TX currently provides services to customers in over 100 cities throughout Southwest Texas and Kansas. Wireless-TX designs, develops, markets and supports fixed wireless broadband Internet access products. Wireless-TX was designed to deliver efficient, reliable and cost effective solutions to bringing high-speed Internet access to rural markets within the United States. Wireless-TX believes it has positioned itself to meet the Internet Access needs of organizations and consumers which require broadband access to the Internet, but do not have access to cable or DSL from the traditional service providers.

         Strategy

     Wireless-TX's business strategy revolves around the need to provide quality wireless and dial up Internet access to clients, in the process fully satisfying their internet data needs, at a fraction of the time and cost of traditional wire-line providers. In addition, Wireless-TX intends to continue its networking and telecommunications equipment sales. Wireless-TX's intent is to grow its customer base in a short period of time, while maintaining a higher than average level of service and support for the customers and their needs. It intends to implement its growth strategy through the marketing of its services and the acquisition of both dial-up and wireless Internet service providers.

     Wireless-TX will also focus on increasing its Wi-fi penetration. Wireless-TX products are designed to deliver efficient, reliable, and cost-effective solutions; bringing high-speed Internet access to rural markets within the United States. Wireless-TX believes that it is in a position to meet the Internet access needs of these organizations and consumers. Users in these areas require broadband access to the Internet, but do not have access to cable or digital subscriber line connections from traditional service providers. These customers are typically found in smaller cities in North America, and in most suburban and semi-rural areas where there are few Internet access options other than traditional telephone dial-up connections.

     These areas desire affordable high-speed Internet access. Their demand for faster, broadband transmission speeds has largely remained unsatisfied because a growing portion of the market has found itself "priced out" of the "broadband revolution". Especially critical in this regard has been the ability to deliver broadband content over the "last mile" (the connection between the Internet backbone and the end-user), which is the central data bottleneck in telecommunications networks today.

     Wireless-TX is focused on providing the solution to the "last mile" problem faced by traditional wired telecommunications services which is how to profitably build out a network that provides the level of services demanded by end users. In medium to small markets, and in areas of the United States with limited or no existing telecommunications infrastructure, the cost to install or upgrade wired services to provide the level of access customers expect can be prohibitive. Wireless-TX believes that its fixed wireless Internet access products are faster and less expensive to deploy than traditional wired services, with a lower cost-per-user to install, deploy and manage.

     Wireless-TX's wireless network products is designed to operate in the license-free ISM radio spectrum, which facilitates a more rapid and low-cost market introduction for service providers than for licensed or hardwire solutions. Our products utilize direct sequence spectrum or DSS communications, which ensures reliable, secure, low-interference communications.

         The Market

     The market for our fixed wireless access products is driven by the worldwide demand for Internet access as well as the increasing demand for high speed Internet access. Our target market in North America is comprised of cities with a population of fewer than 150,000, suburban areas of larger cities and industrial parks. In these markets, our products address the demands of organizations and consumers who require broadband access to the Internet, but do not have access to cable or digital subscriber line connections from traditional service providers. We believe that the growth of our business will be driven by the following:



     o    growth in the number of Internet users world wide;

     o    growing demand for high speed Internet access;

     o scarcity of access technologies that are capable of efficiently and economically delivering more than 1 Mbps; o lack of wireline infrastructures; and

     o lack of suitable broadband access technologies in rural and suburban areas in North America.

In meeting these market requirements, we believe our fixed wireless access product line offers the following benefits as a communications technology:

     o instant blanket coverage without digging up streets or leasing capacity from competitors;

     o a pay-as-you-grow deployment model, which allows for low-cost market entry with incremental costs matched to incremental revenues;
     o bandwidth increments that address the requirements of small and mid-size businesses;
     o point-to-multipoint technology allowing for burstable, bandwidth on demand services, which are specially suited towards a data-centric environment;
     o wireless technology which enables those who do not have access to copper, coaxial or fiber optic wire to participate in the high-speed Internet access market;
     o significant cost advantages through the use of license-free radio frequencies; and
     o easy to set up, non-line-of-sight modems resulting in further significant cost savings by avoiding expensive truck rolls to install customer premise equipment.


     Currently, our products operate in the unlicensed spectrum, specifically 900 MHz and 2.4 GHz. We believe that our 900 MHz products in particular could enjoy wide acceptance because of their non-line-of-sight and easy to set up features. Deployments that combine business and consumer subscribers can be shown to offer a viable and profitable business case for service operators

Regulation of Wireless Communications

     Currently, our technology is deployed in the highly regulated license free frequency bands. As such, our products are not subject to any wireless or transmission licensing in the United States, Canada and many other jurisdictions worldwide. The products do, however, have to be approved by the Federal Communications Commission, for use in the United States, Industry Canada, for use in Canada, and other regulatory bodies for use in other jurisdictions, to ensure they meet the rigorous requirements for use of these bands.

     Continued license-free operation will be dependent upon the continuation of existing government policy and, while we are not aware of any policy changes planned or expected, this cannot be assured. License-free operation of our products in the 902 to 928 MHz and the 2.4 GHz bands are subordinate to certain licensed and unlicensed uses of the bands and our products must not cause harmful interference to other equipment operating in the bands and must accept interference from any of them. If we should be unable to eliminate any such harmful interference, or should our products be unable to accept interference caused by others, we or our customers could be required to cease operations in the bands in the locations affected by the harmful interference. Additionally, in the event the 902 to 928 MHz or the 2.4 GHz bands becomes unacceptably crowded, and no additional frequencies are allocated, our business could be adversely affected.

         Risk Factors

We Have A Limited Operating History With Which To Judge Our Performance and Which Is Not Indicative of Our Future Performance.

     We were only recently incorporated and we have a limited operating history. We may encounter risks and difficulties frequently encountered by early stage companies in new and rapidly evolving markets. We cannot assure stockholders that our business strategy will be successful or that we will successfully address these risks. Our failure to do so could materially adversely affect our business, financial condition and operating results.

We Depend Upon Key Personnel And Need Additional Personnel

     Our success depends on the continuing services of Alex Gonzalez , our chief executive officer and director. The loss of this individual could have a material and adverse effect on our business operations.

     Additionally, the success of the Company's operations will largely depend upon its ability to successfully attract and maintain competent and qualified key management personnel. As with any startup company, there can be no guaranty that the Company will be able to attract such individuals or that the presence of such individuals will necessarily translate into profitability for the Company. Our inability to attract and retain key personnel may materially and adversely affect our business operations.

     We Need To Expand Our Sales And Support Organizations To Increase Market Acceptance Of Our Products and If We Are Unable to Achieve market Acceptance of Our Products Our Revenue May be Adversely Impacted.

     Competition for qualified sales personnel is intense. In addition, we currently have a small customer service and support organization and will need to increase our staff to support new customers and the expanding needs of existing customers. The employment market for sales personnel, and customer service and support personnel in this industry is very competitive, and we may not be able to hire the kind and number of sales personnel, customer service and support personnel we are targeting. Our inability to hire qualified sales, customer service and support personnel may materially adversely affect our business, operating results and financial condition.

Competition may adversely affect the Company's operations and results

     The ability of the Company to compete successfully depends upon a number of factors including its responsiveness to demand for diversity in products and services, technological capability, product quality and pricing. The ability to remain competitive will depend in significant part upon its ability to continually upgrade systems and service to keep up with technological advances and changes in a timely and cost-effective manner in response to both evolving demands of the marketplace, requirements of applicable laws and regulations and product/service offerings by competitors. Should a competitor have a technological breakthrough, the Company could lose a significant share of the market unless it is able to keep pace with developing technology.

     The two principal providers of high-speed Internet access are the local telephone and the cable company. The local telephone company can provide service only to the extent it can reach a house or business through an upgraded copper phone line. The broadband product they offer is Digital Subscriber Lines ("DSL"). DSL service is offered by the regional Bell Operating companies such as SBC, Verizon and BellSouth. Consequently, local telephone and cable companies provide the most competition to the business of the Company. Earthlink, Sprint, Covad and competitive local exchange carriers such as Adelphia and NuVox also sell DSL service.

     Local cable companies provide shared bandwidth over their cable systems. To do so, they must first upgrade their physical plants from one-way television service to two-way data service. The capital involved in such upgrades has restrained cable modem rollouts. Moreover, the service they offer, a shared, "best efforts" service, degrades as more users burden their systems.

Contract  termination may affect our operations and results.

     While the Company may obtain firm, long-term purchase commitments from corporate and/or residential customers, cancellations and non-renewals in excess of anticipated sales-reductions would adversely affect profitability. The short-term nature of the Company's customer commitments and the possibility of rapid changes in demand reduce the Company's ability to estimate accurately future customer requirements. The Company may increase staffing, purchase additional equipment and incur other expenses to meet the anticipated demand of its customers but that increased demand may not materialize, thus adversely affecting the Company's ability to make a profit. Additionally, any of the Company's long-term relationships may be terminated at any time, for valid or invalid reasons, with or without recourse and termination of a significant number of these relationships could have a material and adverse effect on the Company and its business.

The Company may not be able to manage potential growth, if any.

     The Company has grown in recent years and expects to continue the expansion of its operations. This growth has placed, and will continue to place, significant strain on management, operations, technical, financial, systems, sales, marketing and other resources. The ability to manage the expansion to date, as well as any future expansion, will require progressive enhancements or upgrades of processes, equipment, accounting and other systems and the implementation of a variety of procedures and controls. The Company cannot assure that significant problems in these areas will not occur. Any failure to enhance or expand these systems and implement procedures and controls in an efficient manner and at a pace consistent with its business activities could harm the financial condition and results of operations. The success of the internal growth strategy of the Company will depend on various factors, including the demand for its products and services and its ability to generate new and higher margin business. These factors are, at least in part, beyond the Company's control and there can be no assurance the Company's internal growth strategy will be successful.

         Executive Officers

     Alex Gonzalez, the Chairman and Chief Executive Officert, is 42 years old and has twenty years of experience in data networking and telecommunications. Prior to starting Wireless-TX, Mr. Gonzalez held R&D and management positions with Partners Alliance Group from 1998 to 2002. In addition, Mr. Gonzalez served as the Vice President of Sales for Flair Data Systems from 1989 to 1998. From 1984 to 1988, Mr. Gonzalez served as a sales manger for and MCI Communications and regional sales manager for ClayDesta Communications. Mr. Gonzalez received a bachelors degree from Texas A&M University.

     Jasper Knabb, a director and President of the Company, has a track record with eighteen of years experience in business development, retail marketing and wireless industry solutions. Mr. Knabb has worked in the wireless internet services arena since the late 1990's. Most recently, Mr. Knabb served as an officer of Internet OTC Wireless, Inc., a privately held wireless manufacturer.

         Executive Compensation

     The following table summarizes the compensation earned by or paid to our Chief Executive Officer and the other most highly compensated executive officers whose total salary and bonuses exceeded $100,000 for services rendered in all capacities during the fiscal years ended December 31, 2002 and 2001.

------------------ ---------------- ---------------- --------------------------------- ---------------------------------
                                                           Annual Compensation              Long Term Compensation
------------------ ---------------- ---------------- --------------------------------- ---------------------------------
    Name and            Year            Salary            Bonus        Other Annual      Securities        All Other
    Principal                                                          Compensation      Underlying      Compensation
    Position                                                                               Options
------------------ ---------------- ---------------- ---------------- ---------------- ---------------- ----------------
  Alex Gonzalez,   2002             $91,750          $10,000          $--              --               $--
------------------ ---------------- ---------------- ---------------- ---------------- ---------------- ----------------
  Chairman and     2001             $50,176          $--              $--              --               $--
------------------ ---------------- ---------------- ---------------- ---------------- ---------------- ----------------
  Chief Executive  2000             --               $--              $--              --               $--
------------------ ---------------- ---------------- ---------------- ---------------- ---------------- ----------------
  Officer
------------------ ---------------- ---------------- ---------------- ---------------- ---------------- ----------------
  Jasper Knabb,    2002             $--              $--              $--              --               $--
------------------ ---------------- ---------------- ---------------- ---------------- ---------------- ----------------
  President and    2001             $--              $--              $--              --               $--
------------------ ---------------- ---------------- ---------------- ---------------- ---------------- ----------------
  Director         2000             $--              $--              $--              --               $--
------------------ ---------------- ---------------- ---------------- ---------------- ---------------- ----------------

------------------ ---------------- ---------------- ---------------- ---------------- ---------------- ----------------

         Related Party Transactions

     As of June 30, 2003, Wireless-TX had outstanding loans to shareholders and its officer in the aggregate amount of $20,269. The loans are non-interest bearing and are due on demand.

         Litigation

     In May 2003, Wireless-TX, pursuant to that certain Asset Purchase Agreement, purchased the assets of Momentum Online Computer Services, Inc., a Texas corporation ("Momentum") in exchange for the issuance of shares of Wireless-TX. On November 10, 2003, Momentum filed a complaint against Wireless-TX in district state court for the State of Texas. Momentum's complaint alleges that Wireless-TX breached its contract as a result of the failure to deliver shares of common stock of Wireless-TX as required pursuant to the Asset Purchase Agreement. The court issued an injunction requiring that any revenue generated from the subject assets be placed in escrow and utilized to pay any outstanding invoices in connection with the use of the assets. In addition, the court also ordered mediation, which did not produce a resolution. The management of Wireless-TX believes that Momentum's lawsuit is without merit and intends to vigorously defend this matter.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)      Financial Statements of businesses acquired.

          1. Audited Financial Statements of Wireless Frontier Internet, Inc., a Texas corporation, for the years ended December 31, 2002 and December 31, 2001

          2. Unaudited Financial Statements of Wireless Frontier Internet, Inc., a Texas corporation, for the six month period ended June 30, 2003

(b)      Proforma Financial Information

         Proforma Financial Information.

(c)      Exhibits.

          2.1 Agreement and Plan of Merger among Fremont Corporation, Networker Systems, Inc. and Wireless Frontier, Inc. dated September 16, 2003

          10.1 Asset Purchase Agreement entered between Fremont Corporation and Million Treasure Enterprise Limited dated September 16, 2003



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            WIRELESS FRONTIER INTERNET, INC.



Date:  January 13, 2004                     /s/Alex Gonzalez
                                            ---------------
                                            Alex Gonzalez
                                            Chairman and CEO

EXHIBIT A-1

TERANCE L. KELLEY
Certified Public Accountant                   3250 West Market Street Suite 307,
                                              Fairlawn, OH 44333 (330) 864-2265


Partners Alliance Group, Inc.
Fort Stockton, Texas

I have audited the Balance Sheet of Partners Alliance Group, Inc., as of December 31, 2002 and December 31, 2001 and the related Statement of Income, Changes in Stockholders' Equity, and Statement of Cash Flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on those financial statements based on my audits.

I conducted my audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. Audits include examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Audits also include assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, based on my audits, the financial statements referenced above present fairly, in all material respects, the financial position of Partners Alliance Group, Inc. as of December 31, 2002 and December 31, 2001, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles accepted in the United States of America.




Terance L. Kelley
April 25, 2003

PARTNERS ALLIANCE GROUP INC.
BALANCE SHEET
December 31, 2002 and 2001

                                     ASSETS

                                                       2002                            2001
                                                    ------------                    ------------
CURRENT ASSETS
        Cash                                        $   188,990                     $    94,331
        Accounts receivable                             136,824                          35,418
        Inventories                                      59,615                               -
                                                    ------------                    ------------
             Total Current Assets                       385,429                         129,749

FIXED ASSETS
        Equipment                                       621,079                         539,832
        Vehicles                                         47,520                          47,520
                                                    ------------                    ------------
                                                        668,599                         587,352
        Less: Accumulated depreciation                 (233,610)                       (107,646)
                                                    ------------                    ------------
                                                        434,989                         479,706

OTHER ASSETS
        Goodwill                                        505,966                         283,091
        Covenants not to compete                         10,000                           5,000
                                                    ------------                    ------------
                                                        515,966                         288,091
        Less: Accumulated amortization                  (37,307)                         (7,517)
                                                    ------------                    ------------
                                                        478,659                         280,574
        Shareholder receivables                          15,779                          11,679
                                                    ------------                    ------------
                                                        494,438                         292,253
                                                    ------------                    ------------
             Total Assets                           $ 1,314,856                     $   901,708
                                                    ============                    ============

                See accompanying notes and accountant's report.

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                      2002               2001
                                                                 ------------       ------------
CURRENT LIABILITIES
        Line of credits                                              246,110             67,696
        Current portion of long -  term debt                          75,041             60,270
        Accounts payable                                              27,084                337
        Accrued payroll                                               17,675              7,923
        Accrued interest                                               5,451              1,987
        Accrued taxes                                                 12,774              6,234
                                                                 ------------       ------------
             Total Current Liabilities                               384,135            144,447
LONG - TERM DEBT
        Long - term debt                                             485,877            290,678

STOCKHOLDERS' EQUITY
        Common stock, 100,000,000 authorized                           1,000              1,000
          10,000,000 outstanding
        Additional contributed capital                               664,316            664,316
        Retained deficit                                            (220,472)          (198,733)
                                                                  ------------       ------------
                                                                     444,844            466,583
                                                                  ------------       ------------
             Total Liabilities and Stockholders' Equity           $ 1,314,856        $   901,708
                                                                  ============       ============

PARTNERS ALLIANCE GROUP, INC.
STATEMENT OF INCOME
For the Years ended December 31, 2002 and 2001

                                                                      2002               2001
                                                                  ------------       ------------
REVENUES
        Equipment Sales
             Revenues                                             $ 1,442,901        $ 1,107,164
             Cost of sales                                            865,201            838,553
                                                                  ------------       ------------
                  Gross profit equipment sales                        577,700            268,611
        Internet service
             Revenues                                                 653,817            230,239
             Cost of sales                                            281,533             59,234
                                                                  ------------       ------------
                  Gross profit internet sales                         372,284            171,005
                                                                  ------------       ------------
TOTAL GROSS PROFIT                                                    949,984            439,616

GENERAL AND ADMINISTRATIVE
        Advertising and promotion                                      19,199              7,406
        Amortization and depreciation                                 155,754            114,656
        Legal and professional                                          7,500              8,415
        Auto and travel                                                58,057             41,850
        Commissions and contract labor                                 14,702             69,692
        Office expenses and supplies                                   52,967             25,213
        Insurance                                                      23,732             16,570
        Interest                                                       55,188             22,938
        Rent                                                           44,453             34,932
        Repairs and maintenance                                         5,229             16,824
        Salary and wages                                              434,618            187,001
        Taxes                                                          68,509             43,710
        Utilities                                                      39,885             20,893
                                                                  ------------       ------------
                                                                      979,793            610,100
                                                                  ------------       ------------
LOSS FROM OPERATIONS                                                  (29,809)          (170,484)
        Other income                                                    8,070              9,244
                                                                  ------------       ------------
NET LOSS                                                          $   (21,739)       $  (161,240)
                                                                  ============       ============

                See accompanying notes and accountant's report.

PARTNERS ALLIANCE GROUP, INC.
CHANGES IN STOCKHOLDERS' EQUITY
For the Years ended December 31, 2002 and 2001

                                                             ADDITIONAL
                                                COMMON       CONTRIBUTED        RETAINED
                                                STOCK         CAPITAL           DEFICIT                TOTAL
                                              ----------     ------------     ------------         -------------
BALANCE  December 31, 2000                    $   1,000      $    71,490      $   (37,493)         $     34,997
Contribution of West-Tex Internet                     -          592,826                -               592,826
Net Loss for 2001                                     -                -         (161,240)             (161,240)
                                              ----------     ------------     ------------         -------------
BALANCE  December 31, 2001                        1,000          664,316         (198,733)              466,583
Net Loss for 2002                                     -                -          (21,739)              (21,739)
                                              ----------     ------------     ------------         -------------
BALANCE December 31, 2002                     $   1,000      $   664,316      $  (220,472)         $    444,844
                                              ==========     ============     ============         =============

                See accompanying notes and accountant's report.

PARTNERS ALLIANCE GROUP, INC.
STATEMENT OF CASH FLOWS
For the Years ended December 31, 2002 and 2001

                                                                2002              2001
                                                            ------------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES
        Net loss for the year                               $   (21,739)      $ (161,240)
        Adjustments to reconcile net earnings to net
          cash provided (used) by operating activities:
            Depreciation                                        125,964          107,139
            Amortization                                         29,790            7,517
            Gain on sale of assets                                    -           (6,995)
          Changes in Current assets and liabilities:
            (Increase) in Accounts receivable                  (101,406)         (35,418)
            (Increase) in Inventories                           (59,615)               -
            Increase (Decrease) in Accounts payable              26,747              337
            (Decrease) Increase in Accrued payroll                9,752            7,923
            Increase in Accrued interest                          3,464            1,987
            Increase in Accrued taxes                             6,540            6,234
                                                            ------------      -----------
            NET CASH PROVIDED (USED) BY
                  OPERATING ACTIVITIES                           19,497          (72,516)

CASH FLOWS FROM INVESTING ACTIVITIES
        Purchase of Fixed assets                                (81,247)        (558,587)
        Proceeds from sale of Fixed assets                            -           23,182
        Purchase of Goodwill                                   (222,875)        (283,091)
        Purchase of Covenant not to compete                      (5,000)          (5,000)
        Increase in Shareholder receivables                      (4,100)         (11,679)
                                                            ------------      -----------
            NET CASH PROVIDED (USED) BY
                  INVESTING ACTIVITIES                         (313,222)        (835,175)

CASH FLOWS FROM FINANCING ACTIVITIES
        Increase in Line of credit - net                        178,414           67,696
        Increase in Long - term debt                            457,975          316,133
        Payments on Long - term debt                           (248,005)         (14,554)
        Increase in Additional contributed capital                    -          592,826
                                                            ------------      -----------
            NET CASH USED BY
                  FINANCING ACTIVITIES                          388,384          962,101
                                                            ------------      -----------

NET INCREASE (DECREASE) IN CASH                                  94,659           54,410
CASH AT BEGINNING OF YEAR                                        94,331           39,921
                                                            ------------      -----------
CASH AT END OF YEAR                                         $   188,990       $   94,331
                                                            ============      ===========

                See accompanying notes and accountant's report.

                          PARTNERS ALLIANCE GROUP, INC.
                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 2002

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

History

The Company was incorporated under the laws of the state of Texas on July 7, 1998 for the purpose of making equipment sales within the state of Texas and Colorado. On February 8, 2000 the controlling interest in the Company was purchased by the current majority shareholder.

The current majority shareholder, on January 1, 2001 contributed the assets and operations of West-Tex Internet to the Company. At that time the Company also became an Internet Service Provider with about 475 customers in the Fort Stockton, Texas area.

The Company purchased on November 30, 2001 the assets and operations of Overland Network for $200,000. This purchase expanded the Company's Internet Service Provider area to include Alpine, Fort Davis, Marathon and Marfa, Texas areas. The Company also obtained, for $5,000, a three-year covenant not to compete, within a 50-mile radius of the Company's operations including the areas purchased from the seller.

The Company purchased on May 31, 2002 the assets and operations of Brooks Data Consultants, Inc. for $245,000. This purchase expanded the Company's Internet Service Provider area to include Terlingua, Presidio, Sanderson, Sheffield, Comstock, Big Bend National Park and Heath Canyon, Texas areas. The Company also obtained, for $5,000, a five-year covenant not to compete, within a 50-mile radius of the Company's operations including the areas purchased, from the seller.

Today the Company is an Internet Service Provider in southwest Texas, providing both dial-up and wireless services in addition to the equipment sales.

Cash and Cash Equivalents

For the purposes of the statement of cash flows, the Company considers all short-term debt securities to be cash equivalents.

Cash paid during the years for:
                                           2002                       2001
                                           ----                       ----
         Interest                         $51,724                    $20,951
         Income taxes                       -0-                       -0-

                          PARTNERS ALLIANCE GROUP, INC.
                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 2002

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Income taxes

The Company accounts for income taxes under a method, which requires a company to, recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in a company's financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statements carrying amounts and tax basis of assets and liabilities using enacted tax rates. The Company presently prepares its tax return on the cash basis and its financial statements on the accrual basis. No deferred tax assets or liabilities have been recognized at this time, since the Company has shown losses for both tax and financial reporting. The Company's net operating loss carryforward at December 31, 2002 is approximately $186,000.

Depreciation and Amortization

The Company provides for depreciation of fixed assets utilizing the straight-line method to apportion costs over the following estimated lives:

                                            Years

                  Equipment                  5
                  Vehicles                   5

The Company provides for amortization of purchased Goodwill utilizing the straight-line method to apportion costs over a 15 year estimated life.

The Company provides for amortization of the Covenants not to compete utilizing the straight-line method to apportion costs over the life of the covenant. Presently the Company has two covenants not to compete. One has a three-year life and the other has a five-year life.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

                          PARTNERS ALLIANCE GROUP, INC.
                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 2002

NOTE -2 FIXED ASSETS

Fixed assets are summarized by major classifications as follows:

                                         December 31,               December 31,
                                           2002                        2001
                                         -----------                ------------

         Equipment                       $  621,079                 $   539,832
         Vehicles                            47,520                      47,520
                                         -----------                ------------
                                            668,599                     587,352

         Less: Accumulated depreciation    (233,610)                   (107,646)
                                         -----------                ------------
                                         $  434,989                 $   479,706
                                         ===========                ============

Depreciation expense for the years ended December 31, 2002 and 2001 was $125,964 and $107,139 respectively.

NOTE 3 - GOODWILL AND COVENANTS NOT TO COMPETE

Goodwill and covenants not to compete are summarized by major classifications as follows:

                                        December 31,               December 31,
                                           2002                        2001
                                        -----------                 ------------
         Goodwill                       $  505,966                  $   283,091
         Covenants not to compete           10,000                        5,000
                                        -----------                 ------------
                                           515,966                      288,091
         Less: Accumulated amortization    (37,307)                      (7,517)
                                        -----------                 ------------
                                        $  478,659                  $   280,574
                                        ===========                 ============

Amortization expense for the years ended December 31, 2002 and 2001 was $29,790 and $7,517 respectively.

Future amortization expense for the next five years is as follows:

2003      $36,398
2004       36,258
2005       34,731
2006       34,731
2007       34,148

                          PARTNERS ALLIANCE GROUP, INC.
                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 2002

NOTE 4 - NOTES PAYABLE

On February 1, 2001, the Company entered into a Merchant Services Agreement with a local Bank. The agreement called for the Bank to bill and collect certain of the Company's Internet Services billings. Funds billed were advanced to the Company upon billing. The Company was responsible to buy back the receivables when and if they reached a certain age. The total commitment by the Bank was $85,000. The interest rate on the loan was 18%. The balance outstanding at December 31, 2001 was $2,004. The loan was paid in full when the agreement expired on February 1, 2002.

On May 15, 2001, the Company entered into a Line of Credit Loan Agreement with a local Bank for $150,000. The loan was renewed for an additional year when it expired on May 15, 2002. The initial interest rate on the loan was 9.5% that varied with the Wall Street journal Prime Rate. The rate at December 31, 2002 was 6.25%. The loan is secured by all inventories, accounts and general intangibles owned by the Company. The loan is also guaranteed by two shareholders and officers of the Company. The balance due at December 31, 2002 and 2001 was $146,110 and $65,692 respectively.

On November 14, 2002, the Company entered into a Line of Credit Agreement with a local Bank for $175,000 due March 7, 2003. The loan was renewed on March 7, 2003 and is due June 5, 2003. The interest rate is 6.75%. The loan is secured by all accounts and other rights to payments, inventories, equipment, instruments and chattel paper, general intangibles, documents, and deposit accounts owned by the Company. The majority shareholder and officer of the Company also guarantee the loan. The balance due at December 31, 2002 was $100,000.

On July 17, 2000, the Company entered into a loan agreement with a local Bank for $26,659. The loan calls for 30 monthly payments of $1,014 including interest at 10.5%. The note is secured by the equipment purchased and a Bank Account of the Company. The majority shareholder and officer of the Company also guarantee the note. The balance due at December 31, 2002 and 2001 was $1,004 and $12,410 respectively.

On June 15, 2001, the Company entered into a loan agreement with Fort Stockton Development Corporation for $50,000. The interest rate is 3% and is due in full on June 15, 2004. The loan will be forgiven in proportion to the number of full time jobs created at a ratio of $2,000 per full time job. Furniture, fixtures and equipment secure the note. To date the Company has added over 20 full time jobs under this agreement. The balance due at December 31, 2002 and 2001 was $50,817 and $52,361 respectively.

                          PARTNERS ALLIANCE GROUP, INC.
                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 2002

NOTE 4 - NOTES PAYABLE-CONTINUED

On June 29, 2001, the Company entered into a loan agreement with a local Bank for $27,000. The initial interest rate on the loan was 9% that varied with the Wall Street Journal Prime Rate. The rate at December 31, 2002 was 6.25%. The loan calls for 60 monthly payments of $563 including interest. The loan is unsecured, however the Bank has the right of offset in all the Company's accounts with the lender. The balance outstanding at December 31, 2002 and 2001 was $19,575 and $24,374 respectively.

On September 4, 2001, the Company entered into a loan agreement with a local Bank for $40,000. The interest rate is 8%. The loan calls for 60 monthly payments of $813 including interest. The vehicle purchased secures the loan. The balance due at December 31, 2002 and 2001 was $31,515 and $38,347 respectively.

On November 30, 2001, the Company entered into a loan agreement with a local Bank for $225,000. The loan calls for monthly payments of $4,671 including interest at 9%. The assets purchased secure the note. The majority shareholder and officer of the Company also guaranteed the note. The note was refinanced on May 30, 2002. The balance due at December 31, 2001 was $225,000.

On April 15, 2002, the Company entered into a loan agreement with a local Bank for $16,350. The loan calls for monthly payments of $621 including interest. The initial interest was 6.75%, which varies with the Wall Street Journal Prime Rate. The rate at December 31, 2002 was 6.25%. The loan is unsecured, however the Bank has the right of offset in all the Company's accounts with the lender. The balance due at December 31, 2002 was $13,026.

On May 30, 2002, the Company entered into a loan agreement with a local Bank for $469,073. The loan calls for 24 monthly payments of $7,000, followed by 47 monthly payments of $8,500 and 1 payment of $11,603. All payments include interest at 6.75%, which varies with the Wall Street Journal Prime Rate. The interest rate at December 31, 2002 was 6.25%. The loan is secured by all equipment, accounts receivable, and inventories whether now owned or hereafter acquired, wherever located. Certain Shareholders and officers of the Company also guarantee the loan.

Total Long-Term debt at December 31 is as follows:
                                   2002                       2001
                                   ----                       ----

       Long-term debt            $560,918                    $350,948
       Less Current portion       (75,041)                    (60,270)
                                  --------                    --------
         Long-term debt           $485,877                    $290,678
                                  ========                    ========

                          PARTNERS ALLIANCE GROUP, INC.
                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 2002

NOTE 4 - NOTES PAYABLE-CONTINUED

Maturities on long-term debt are as follows:

                  Year ending December 31,

2003        $75,041
2004        147,457
2005        100,542
2006         99,222
2007         95,583
Thereafter   48,073
           --------
Total      $565,918
           =========

NOTE 5 - COMMITMENTS

The Company leases real estate in Fort Stockton under a one-year agreement due to expire on December 31, 2003. The lease calls for monthly payments of $750 per month.

The Company leases real estate in Sanderson under a five-year agreement due to expire in 2008. The lease calls for monthly payments of $675 per month.

The Company leases real estate in Fort Davis under a month-to-month agreement. The lease calls for monthly payments of $300 per month.

The Company leases real estate in Alpine under a month-to-month agreement. The lease calls for monthly payments of $625 per month.

The Company leases equipment on a month-to-month basis from an individual. The lease calls for monthly payments of $1,221 per month.

The Company leases equipment under a 7-month agreement from a leasing company, which expires January 24, 2003. The lease calls for monthly payments of $892 per month,
                  Future minimum lease payments are as follows:
2003       $17,992
2004         8,100

2005         8,100
2006         8,100
2007         8,100
                          PARTNERS ALLIANCE GROUP, INC.
                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 2002

NOTE 6 - RELATED PARTY TRANSACTIONS

The Company has advanced funds to Shareholders and Officers of the Company totaling $15,779 and $11,679 at December 31, 2002 and 2001 respectively. The advances are non-interest bearing and are due on demand. The Company has not indicated any desire to call the advances at this time.

NOTE7 - SUBSQUENT EVENTS

In April of 2003 the Company embarked on a private placement offering to raise $1,000,000 through the sale of additional shares of common stock. The offering is at $6 per share.

EXHIBIT A-2

TERANCE L. KELLEY
Certified Public Accountant          3250 West Market Street Suite 307,
                                     Fairlawn, OH 44333 (330) 864-2265

               Report of Independent Certified Public Accountants

Board of Directors
Wireless Frontier Internet, Inc.
Ft Stockton, Texas

I have reviewed the accompanying consolidated balance sheets of Wireless Frontier Internet, Inc. as of June 30, 2003 and the related consolidated statements of income, stockholders' equity, and cash flows for the three months then ended and since inception, in accordance with standards established by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Wireless Frontier Internet, Inc.

A review consists principally of inquires of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the object of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, I do not express such an opinion.

Based on my review, I am not aware of any material modifications that should be made to the June 30, 2003 financial statements in order for them to be in conformity with generally accepted accounting principles accepted in the United States of America.




Terance L Kelley
Certified Public Accountant
July 25, 2003
Fairlawn, Ohio

WIRELESS FRONTIER INTERNET, INC.
BALANCE SHEET
June 30, 2003

                                     ASSETS

                                                         2003
                                                     ------------
CURRENT ASSETS
        Cash                                         $   192,233
        Accounts receivable                              873,441
        Inventories                                      204,757
        Prepaid expenses                                  98,276
                                                     ------------
             Total Current Assets                      1,368,707

FIXED ASSETS
        Buildings                                        375,000
        Equipment                                      1,201,423
        Vehicles                                         466,334
                                                     ------------
                                                       2,042,757
        Less: Accumulated depreciation                  (311,791)
                                                     ------------
                                                       1,730,966
OTHER ASSETS
        Goodwill                                       3,510,452
        Covenants not to compete                          10,000
                                                     ------------
                                                       3,520,452
        Less: Accumulated amortization                   (69,351)
                                                     ------------
                                                       3,451,101
        Shareholder receivables                           20,286
                                                     ------------
                                                       3,471,387
             Total Assets                            $ 6,571,060
                                                     ============

                See accompanying notes and accountant's report.

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                                                                 2003
                                                             ------------
CURRENT LIABILITIES
        Line of credits                                      $   230,654
        Current portion of long -  term debt                     263,223
        Accounts payable                                         326,902
        Accrued payroll                                           64,121
        Accrued interest                                           6,573
        Accrued taxes                                             38,563
                                                             ------------
             Total Current Liabilities                           930,036

LONG - TERM DEBT
        Long - term debt                                         761,521

STOCKHOLDERS' EQUITY
        Common stock 100,000,000 shares authorized                 1,603
           16,026,579 shares outstanding, par value
           $0.0001 per share
        Additional contributed capital                         5,238,145
        Retained deficit                                        (360,245)
                                                             ------------
                                                               4,879,503

             Total Liabilities and Stockholders' Equity      $ 6,571,060
                                                             ============

WIRELESS FRONTIER INTERNET, INC.
STATEMENT OF INCOME
For the Quarter and Six Months Ended June 30, 2003
                                                                                                Six Months
                                                                 Quarter Ended                    Ended
                                                                   June 30,                      June 30,
                                                                    2003                          2003
                                                                ------------                  ------------
REVENUES
        Equipment Sales
             Revenues                                           $   677,130                   $   877,190
             Cost of sales                                          310,725                       492,677
                                                                ------------                  ------------
                  Gross profit equipment sales                      366,405                       384,513
        Internet service
             Revenues                                               653,512                       932,608
             Cost of sales                                           32,199                       234,637
                                                                ------------                  ------------
                  Gross profit internet sales                       621,313                       697,971
                                                                ------------                  ------------
TOTAL GROSS PROFIT                                                  987,718                     1,082,484

GENERAL AND ADMINISTRATIVE
        Advertising and promotion                                    26,649                        34,686
        Amortization and depreciation                                80,759                       123,689
        Legal and professional                                       57,425                        59,390
        Auto and travel                                              67,295                        88,183
        Commissions and contract labor                               16,561                        32,431
        Office expenses and supplies                                 78,552                        96,801
        Insurance                                                    22,156                        36,126
        Interest                                                     28,123                        32,397
        Rent                                                          8,426                        36,147
        Repairs and maintenance                                       4,040                         6,043
        Salary and wages                                            436,372                       592,675
        Taxes                                                        81,391                        96,180
        Utilities                                                    25,545                        38,471
                                                                ------------                  ------------
                                                                    933,294                     1,273,219
                                                                ------------                  ------------
LOSS FROM OPERATIONS                                                 54,424                      (190,735)
        Other income                                                 40,846                        50,962
                                                                ------------                  ------------
NET INCOME/(LOSS)                                               $    95,270                   $  (139,773)
                                                                ============                  ============

        Average shares outstanding                               15,235,455                    15,070,561
        Earnings/(Loss) per share                               $      0.01                   $     (0.01)

                See accompanying notes and accountant's report.

WIRELESS FRONTIER INTERNET, INC.
CHANGES IN STOCKHOLDERS' EQUITY
For the Six Months Ended June 30, 2003

                                                                           ADDITIONAL
                                            NUMBER OF       COMMON         CONTRIBUTED      RETAINED
                                             SHARES         STOCK           CAPITAL         DEFICIT         TOTAL
                                         ------------    ------------    ------------    ------------   ------------
BALANCE  December 31, 2002                14,906,000     $     1,000     $   664,316     $  (220,472)   $   444,844

Recapitalize for stock split                       -             491            (491)              -              -

  Shares sold                                551,530              55       1,156,083               -      1,156,138
  Kolinek acquisition                         28,048               3         168,285               -        168,288
  Strategic Abstract acquisition             104,166              10         628,986               -        628,996
  Momuntum acquisition                       436,835              44       2,620,966               -      2,621,010

Net Loss for six months                            -               -               -        (139,773)      (139,773)
                                         ------------    ------------    ------------    ------------   ------------
BALANCE June 30, 2003                     16,026,579     $     1,603     $ 5,238,145     $  (360,245)   $ 4,879,503
                                         ============    ============    ============    ============   ============

                See accompanying notes and accountant's report.

WIRELESS FRONTIER INTERNET, INC.
STATEMENT OF CASH FLOWS
For the Quarter and Six Months Ended June 30, 2003
                                                                        Quarter Ended    Six Months Ended
                                                                          June 30,          June 30,
                                                                        ------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES
        Net loss for the three months                                   $    95,270       $  (139,773)
        Adjustments to reconcile net earnings to net
          cash provided (used) by operating activities:
            Depreciation                                                     57,815            91,645
            Amortization                                                     22,944            32,044
            (Loss) on sale of assets                                         (5,793)           (5,793)
          Changes in Current assets and liabilities:
            Decrease (Increase) in Accounts receivable                     (651,825)         (613,127)
            Decrease (Increase) in Inventories                             (153,805)         (118,425)
            (Increase) in Prepaid expenses                                  (98,276)          (98,276)
            Increase (Decrease) in Accounts payable                         240,880           222,026
            Increase in Accrued payroll                                      12,702            22,269
            Increase (Decrease) in Accrued interest                               1                 -
            Increase (Decrease) in Accrued taxes                             12,168             7,898
                                                                        ------------      ------------
            NET CASH (USED) BY
                  OPERATING ACTIVITIES                                     (467,919)         (599,512)

CASH FLOWS FROM INVESTING ACTIVITIES
        Increase in Shareholder receivables                                  (4,507)           (4,507)
        Purchase of Fixed assets                                           (750,706)         (856,733)
                                                                        ------------      ------------
            NET CASH PROVIDED (USED) BY
                  INVESTING ACTIVITIES                                     (755,213)         (861,240)

CASH FLOWS FROM FINANCING ACTIVITIES
        Sale of Common stock                                              1,156,138         1,156,138
        (Payments) Increase in Line of credit - net                        (146,110)          (74,878)
        Increase in Long - term debt                                        309,699           404,199
        Payments on Long - term debt                                         (4,525)          (33,517)
                                                                        ------------      ------------
            NET CASH USED BY
                  FINANCING ACTIVITIES                                    1,315,202         1,451,942
                                                                        ------------      ------------

NET INCREASE (DECREASE) IN CASH                                              92,070            (8,810)
CASH AT BEGINNING OF PERIOD                                                  88,110           188,990
CASH ACQUIRED FROM MOMENTUM                                                  12,053            12,053
                                                                        ------------      ------------
CASH AT END OF PERIOD                                                   $   192,233       $   192,233
                                                                        ============      ============

                See accompanying notes and accountant's report.

                        WIRELESS FRONTIER INTERNET, INC.
                          NOTES TO FINANCIAL STATEMENTS

                                  June 30, 2003

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

History

The Company was incorporated under the laws of the state of Texas on July 7, 1998 for the purpose of making equipment sales within the state of Texas and Colorado. On February 8, 2000 the controlling interest in the Company was purchased by the current majority shareholder.

The current majority shareholder, on January 1, 2001 contributed the assets and operations of West-Tex Internet to the Company. At that time the Company also became an Internet Service Provider with about 475 customers in the Fort Stockton, Texas area.

The Company purchased on November 30, 2001 the assets and operations of Overland Network for $200,000. This purchase expanded the Company's Internet Service Provider area to include Alpine, Fort Davis, Marathon and Marfa, Texas areas. The Company also obtained, for $5,000, a three-year covenant not to compete, within a 50-mile radius of the Company's operations including the areas purchased from the seller.

The Company purchased on May 31, 2002 the assets and operations of Brooks Data Consultants, Inc. for $245,000. This purchase expanded the Company's Internet Service Provider area to include Terlingua, Presidio, Sanderson, Sheffield, Comstock, Big Bend National Park and Heath Canyon, Texas areas. The Company also obtained, for $5,000, a five-year covenant not to compete, within a 50-mile radius of the Company's operations including the areas purchased, from the seller.

On January 20, 2003 the Company's Board of Directors declared a 100 to 1 stock split increasing the authorized common shares from 1,000,000 to 100,000,000.

On May 28, 2003 the stockholders of the Company exchanged all the outstanding shares of the Company for 7,453,000 shares of common stock. On the same date the Company's Board of Directors declared a 2 to 1 stock split. These financial statements reflect this split as if it happened at the beginning of the periods reported.

On June 1, 2003, the Company entered into an agreement to purchase all the assets and assume certain liabilities of Momentum Online Computer Services, Inc. for 436,835 shares of common stock valued at $6 per share. This purchase expanded the Company's Internet Service Provider area to the Highway 281 corridor, that extends roughly from south of the Dallas, Fort Worth area to the north of San Antonio.

                        WIRELESS FRONTIER INTERNET, INC.
                          NOTES TO FINANCIAL STATEMENTS

                                  June 30, 2003

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

On June 30, 2003, the Company entered into an agreement to purchase all the assets of Kolinek Internet service for 28,048 shares of common stock valued at $6 per share. This purchase expanded the Company's Internet Service Provider area in the Highway 281 corridor.

On June 30, 2003, the Company entered into an agreement to purchase all the assets of Strategic Abstract & Title Corporation for $4,000 and 104,166 shares of common stock valued at $6 per share. This purchase added three commercial buildings valued at $285,000 and the assets and business of Strategic Abstract & Title Corporation.

Today the Company is a Wireless Internet Service Provider in southwest Texas, providing both wireless and dial-up services in addition to the equipment sales.

Cash and Cash Equivalents

For the purposes of the statement of cash flows, the Company considers all short-term debt securities to be cash equivalents.

Cash paid during the six months for:
                                            2003
         Interest                          $31,273
         Income taxes                        -0-

Income taxes

The Company accounts for income taxes under a method, which requires a company to, recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in a company's financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statements carrying amounts and tax basis of assets and liabilities using enacted tax rates. The Company presently prepares its tax return on the cash basis and its financial statements on the accrual basis. No deferred tax assets or liabilities have been recognized at this time, since the Company has shown losses for both tax and financial reporting. The Company's net operating loss carryforward at December 31, 2002 is approximately $186,000.

                        WIRELESS FRONTIER INTERNET, INC.
                          NOTES TO FINANCIAL STATEMENTS

                                  June 30, 2003

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Depreciation and Amortization

The Company provides for depreciation of fixed assets utilizing the straight-line method to apportion costs over the following estimated lives:

                                   Years
                  Buildings         40
                  Equipment          5
                  Vehicles           5

The Company provides for amortization of purchased Goodwill, utilizing the straight-line method to apportion costs over a 15 year estimated life.

The Company provides for amortization of the covenants not to compete utilizing the straight-line method to apportion costs over the life of the covenant. Presently the Company has two covenants not to compete. One has a three-year life and the other has a five-year life.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

NOTE -2 FIXED ASSETS

Fixed assets are summarized by major classifications as follows:

                                                      June 30,
                                                        2003
         Buildings                                   $375,000
         Equipment                                  1,201,423
         Vehicles                                     466,334
                                                   -----------
                                                    2,042,757
         Less: Accumulated depreciation              (311,791)

                                                    $1,730,966
                                                    ==========

                        WIRELESS FRONTIER INTERNET, INC.
                          NOTES TO FINANCIAL STATEMENTS

                                  June 30, 2003

NOTE -2 FIXED ASSETS-CONTINUED

Depreciation expense for the six months ended June 30, 2003 was $91,645.

NOTE 3 - GOODWILL AND COVENANTS NOT TO COMPETE

Goodwill and covenants not to compete are summarized by major classifications as follows:

                                                     June 30,
                                                      2003
         Goodwill                                    $3,510,452
         Covenants not to compete                        10,000
                                                     -----------
                                                      3,520,452
         Less: Accumulated amortization                 (69,351)
                                                     -----------
                                                     $3,451,101
                                                     ===========

Amortization expense for the six months ended June 30, 2003 was $32,044.

Future amortization expense for the next five years is as follows:

2003      $150,394
2004       236,558
2005       235,030
2006       235,030
2007       234,447

NOTE 4 - NOTES PAYABLE

On May 15, 2001, the Company entered into a Line of Credit Loan Agreement with a local Bank for $150,000. The loan was renewed for an additional year when it expired on May 15, 2002. The initial interest rate on the loan was 9.5% that varied with the Wall Street Journal Prime Rate. The rate at December 31, 2002 was 6.25%. The loan is secured by all inventories, accounts and general intangibles owned by the Company. Two shareholders and officers of the Company also guarantee the loan. The balance due at June 30, 2003 was $0.

On November 14, 2002, the Company entered into a Line of Credit Agreement with a local bank for $175,000 due March 7, 2003. The loan was renewed on March 7, 2003 and is due June 5, 2003. The interest rate is 6.75%. The loan is secured by all accounts and other rights to payments, inventories, equipment, instruments and chattel paper,

                        WIRELESS FRONTIER INTERNET, INC.
                          NOTES TO FINANCIAL STATEMENTS

                                 March 31, 2003

NOTE 4 - NOTES PAYABLE-CONTINUED

general intangibles, documents, and deposit accounts owned by the Company. The majority shareholder and officer of the Company also guarantee the loan. The balance due at June 30, 2003 was $171,232.

On July 17, 2000, the Company entered into a loan agreement with a local bank for $26,659. The loan calls for 30 monthly payments of $1,014 including interest at 10.5%. The note is secured by the equipment purchased and a bank account of the Company. The majority shareholder and officer of the Company also guarantee the note. The note was paid in full in January 2003, according to the terms.

On June 1, 2003 in connection with the acquisition of Momentum the Company assumed a Line of Credit Agreement dated November 11, 2002 with a local bank for $75,000 payable on demand and if no demand is made, then on November 22, 2003. The interest rate is 9%. The loan is secured by all monies the Company has on deposit with the bank. The note is guaranteed by the former shareholder of Momentum, who is also an Officer of the Company. At June 30, 2003 the balance outstanding under this agreement was $59,422.

On June 15, 2001, the Company entered into a loan agreement with Fort Stockton Development Corporation for $50,000. The interest rate is 3% and is due in full on June 15, 2004. The loan will be forgiven in proportion to the number of full time jobs created at a ratio of $2,000 per full time job. Furniture, fixtures and equipment secure the note. To date the Company has added over 20 full time jobs under this agreement. In the second quarter of 2003 the Company met the requirements for complete forgiveness of this loan. Accordingly the balance outstanding was written off to other income during the quarter.

On June 29, 2001, the Company entered into a loan agreement with a local bank for $27,000. The initial interest rate on the loan was 9% that varied with the Wall Street Journal Prime Rate. The rate at December 31, 2002 was 6.25%. The loan calls for 60 monthly payments of $563 including interest. The loan is unsecured, however the bank has the right of offset in all the Company's accounts with the lender. The balance due at June 30, 2003 was $16,915.

On September 4, 2001, the Company entered into a loan agreement with a local bank for $40,000. The interest rate is 8%. The loan calls for 60 monthly payments of $813 including interest. The vehicle purchased secures the loan. This loan was paid off during the second quarter, in connection with its assumption in a vehicle purchase, by one of the Company's employees.

                        WIRELESS FRONTIER INTERNET, INC.
                          NOTES TO FINANCIAL STATEMENTS

                                  June 30, 2003

NOTE 4 - NOTES PAYABLE-CONTINUED

On April 15, 2002, the Company entered into a loan agreement with a local bank for $16,350. The loan calls for monthly payments of $621 including interest. The initial interest was 6.75%, which varies with the Wall Street Journal Prime Rate. The rate at December 31, 2002 was 6.25%. The loan is unsecured, however the bank has the right of offset in all the Company's accounts with the lender. The balance due at June 30, 2003 was $10,256.

On May 30, 2002, the Company entered into a loan agreement with a local bank for $469,073. The loan calls for 24 monthly payments of $7,000, followed by 47 monthly payments of $8,500 and 1 payment of $11,603. All payments include interest at 6.75%, which varies with the Wall Street Journal Prime Rate. The interest rate at December 31, 2002 was 6.25%. The loan is secured by all equipment, accounts receivable, and inventories whether now owned or hereafter acquired, wherever located. Certain shareholders and officers of the Company also guarantee the loan. The balance due at June 30, 2003 was $409,042.

On January 8, 2003, the Company entered into a loan agreement with a local bank for $14,500. The loan calls for 30 monthly payments of $532 including interest. The initial interest was 7.5%, which varies with Wall Street Journal Prime Rate. The loan is secured by the vehicle purchased. Certain shareholders and officers of the Company also guarantee the loan. The balance at June 30, 2003 was $12,770.

On April 15, 2003, the Company entered into a loan agreement with a local bank for $88,340. The loan calls for 60 monthly payments of $1,566 plus interest. The initial interest was 6.75%, which varies with the Wall Street Journal Prime Rate. The loan is secured by the installation vehicles purchased. The majority shareholder and an officer of the Company also guarantee the loan. The balance at June 30, 2003 was $86,774.

On April 15, 2003, the Company entered into a loan agreement with a Finance Company for $28,394. The loan calls for 60 monthly payments of $473 including 0% interest. The loan is secured by the vehicle purchased. The majority shareholder and an officer of the Company also guarantee the loan. The balance at June 30, 2003 was $27,477.

On April 21, 2003, the Company entered into a loan agreement with a local Credit Union for $35,402. The loan calls for 70 monthly payments of $504 plus interest at 6.75%. The loan is secured by the installation vehicle purchased. The majority shareholder and an officer of the Company also guarantee the loan. The balance at June 30, 2003 was $34,898.

                        WIRELESS FRONTIER INTERNET, INC.
                          NOTES TO FINANCIAL STATEMENTS

                                  June 30, 2003

NOTE 4 - NOTES PAYABLE-CONTINUED

On April 21, 2003, the Company entered into a loan agreement with a bank for $38,710. The loan calls for 60 monthly payments of $645 plus interest AT 6.25%. The loan is secured by the installation vehicle purchased. The majority shareholder and an officer of the Company also guarantee the loan. The balance at June 30, 2003 was $38,057.

On April 21, 2003, the Company entered into a loan agreement with a bank for $35,402. The loan calls for 62 monthly payments of $571 plus interest at 6.25%. The loan is secured by the installation vehicle purchased. The majority shareholder and an officer of the Company also guarantee the loan. The balance at June 30, 2003 was $34,831.

On May 1, 2003, the Company assumed a loan of an employee in exchange for the vehicle secured by the loan. The loan amount assumed was financed by a Finance Company and was for $32,005, the balance due at May 1, 2003. The loan calls for 40 additional monthly payments of $762 plus interest at 0%. The loan is secured by the installation vehicle purchased. The employee of the Company is still liable for the loan. The balance at June 30, 2003 was $30,480.

On May 1, 2003, the Company entered into a loan agreement with a Finance Company for $40,546. The loan calls for 60 monthly payments of $676 plus interest at 0%. The loan is secured by the installation vehicle purchased. The majority shareholder and an officer of the Company also guarantee the loan. The balance at June 30, 2003 was $39,195.

On May 27, 2003, the Company entered into a loan agreement with a local bank for $40,768. The loan calls for 60 monthly payments of $807 including interest at 7.0%. The loan is secured by the installation vehicle purchased. The majority shareholder and an officer of the Company also guarantee the loan. The balance at June 30, 2003 was $40,768.

On May 27, 2003, the Company entered into a loan agreement with a local Bank for $41,407. The loan calls for 60 monthly payments of $820 plus interest at 7.0%. The loan is secured by the installation vehicle purchased. The majority shareholder and an officer of the Company also guarantee the loan. The balance at June 30, 2003 was $41,407.

In May 2003, the Company entered into a loan agreement with an individual for $90,000 backdated to May 1, 2001 to purchase the Company's headquarters building in Fort Stockton, Texas. Rent paid since May 1, 2001 has been applied to the note and recorded as other income in the first quarter of 2003. The loan calls for 180 monthly payments of

                        WIRELESS FRONTIER INTERNET, INC.
                          NOTES TO FINANCIAL STATEMENTS

                                  June 30, 2003

NOTE 4 - NOTES PAYABLE-CONTINUED

$900 including interest at 8.759%. The note is secured by the building. The balance at June 30, 2003 was $83,321.

On June 1, 2003, the Company entered into a loan agreement with a finance company for $9,600. The loan calls for 16 monthly payments of $658 plus interest at 10.2%. The loan is secured by the installation vehicle purchased. An officer of the Company also guarantee the loan. The balance at June 30, 2003 was $9,032.

On June 1, 2003 in connection with the acquisition of Momentum the Company assumed the following loans:

On October 18, 2000 the Company entered into a loan agreement with a finance company for $25,860 to purchase a vehicle. The loan calls for 48 monthly payments of $658 including interest at 10.2%. The installation vehicle secures the note. A shareholder and officer of the Company also guarantee the note. The balance due at June 30, 2003 was $9,411.

On February 5, 2001 the Company entered into a loan agreement with a finance company for $4,100 to purchase equipment. The loan calls for 36 monthly payments of $141 including interest at 16.5%. The equipment secures the note. A shareholder and officer of the Company also guarantee the note. The balance due at June 30, 2003 was $835.

On February 6, 2001 the Company entered into a loan agreement with a finance company for $18,929 to purchase equipment. The loan calls for 36 monthly payments of $637 including interest at 14.6%. The equipment secures the note. A shareholder and officer of the Company also guarantee the note. The balance due at June 30, 2003 was $3,550.

On April 16, 2003 the Company entered into a loan agreement with a finance company for $17,125 to purchase equipment. The loan calls for 36 monthly payments of $586 including interest at 15.9%. The equipment secures the note. A shareholder and officer of the Company also guarantee the note. The balance due at June 30, 2003 was $4,056.

On July 10, 2001 the Company entered into a loan agreement with a local bank for $54,785 to purchase equipment. The loan is due on demand and if no demand is made, then 35 monthly payments of $1,771 including interest at 10.0%. The equipment secures the note along with funds that the Company has on deposit with the bank. A shareholder and officer of the Company also guarantee the note. The balance due at June 30, 2003 was $20,511.

                        WIRELESS FRONTIER INTERNET, INC.
                          NOTES TO FINANCIAL STATEMENTS

                                  June 30, 2003

NOTE 4 - NOTES PAYABLE-CONTINUED

On February 6, 2003 the Company entered into a loan agreement with a finance company for $10,584 to purchase equipment. The loan calls for 24 monthly payments of $545 including interest at 25.5%. The equipment secures the note. A shareholder and officer of the Company also guarantee the note. The balance due at June 30, 2003 was $2,190.

On December 30, 2002 the Company entered into a loan agreement with a finance company for $13,600 to purchase equipment. The loan calls for 36 monthly payments of $465 including interest at 15.9%. The equipment secures the note. The balance due at June 30, 2003 was $9,748.

On April 1, 2003 the Company entered into a loan agreement with an individual and shareholder for $59,250 for working capital funds advance to the Company since inception. The loan is due on demand with an 8% interest rate. Accruing interest is due monthly. The note is unsecured. The balance due at June 30, 2003 was $59,250.

Total Long-Term debt at March 31 is as follows:

                                              2003
       Long-term debt                      $1,024,744
       Less Current portion                  (263,223)
                                           -----------
       Long-term debt                        $761,521
                                           ===========

Maturities on long-term debt are as follows:

                  Year ending December 31,

2003        $  172,057
2004           239,307
2005           173,488
2006           167,157
2007           171,907
Thereafter     100,828
            -----------
Total       $1,024,744
            ===========

                        WIRELESS FRONTIER INTERNET, INC.
                          NOTES TO FINANCIAL STATEMENTS

                                  June 30, 2003

NOTE 5 - COMMITMENTS

The Company leases real estate in Sanderson under a five-year agreement due to expire in 2008. The lease calls for monthly payments of $675 per month.

The Company leases real estate in Fort Davis under a month-to-month agreement. The lease calls for monthly payments of $300 per month.

The Company leases real estate in Alpine under a month-to-month agreement. The lease calls for monthly payments of $625 per month.

The Company leases equipment on a month-to-month basis from an individual. The lease calls for monthly payments of $1,221 per month.

The Company leases equipment under a 7-month agreement from a leasing company, which expires January 24, 2003. The lease calls for monthly payments of $892 per month,

                  Future minimum lease payments are as follows:
2003        $9,000
2004         8,100
2005         8,100
2006         8,100
2007         8,100

NOTE 6 - RELATED PARTY TRANSACTIONS

The Company has advanced funds to Shareholders and Officers of the Company totaling $20,268 at June 30, 2003. The advances are non-interest bearing and are due on demand. The Company has not indicated any desire to call the advances at this time.

EXHIBIT B
The accompanying Pro Forma Consolidated Financial Statements should be read in conjuction with the historical financial statements and related notes thereto for the Company, and Fremont.

PRO FORMA CONSOLIDATED BALANCE SHEETS
June 30, 2003
(Unaudited)

                                                               HISTORICAL
                                                       Wireless        Fremont         Note        Adjustments      Combined
                                                     ------------   ------------   ------------   -------------   ------------
                                     ASSETS
CURRENT ASSETS
        Cash                                         $   192,233    $       532              1    $       (532)   $   192,233
        Accounts receivable                              873,441              -                              -        873,441
        Inventories                                      204,757              -                              -        204,757
        Prepaid expenses                                  98,276              -                              -         98,276
                                                     ------------   ------------                  -------------   ------------
             Total Current Assets                      1,368,707            532                           (532)     1,368,707
FIXED ASSETS
        Buildings                                        375,000              -                              -        375,000
        Equipment                                      1,201,423              -                              -      1,201,423
        Vehicles                                         466,334              -                              -        466,334
                                                     ------------   ------------                  -------------   ------------
                                                       2,042,757              -                              -      2,042,757
        Less: Accumulated depreciation                  (311,791)             -                              -       (311,791)
                                                     ------------   ------------                  -------------   ------------
                                                       1,730,966              -                              -      1,730,966
OTHER ASSETS
        Goodwill                                       3,510,452              -                              -      3,510,452
        Covenants not to compete                          10,000              -                              -         10,000
                                                     ------------   ------------                  -------------   ------------
                                                       3,520,452              -                              -      3,520,452
        Less: Accumulated amortization                   (69,351)             -                              -        (69,351)
                                                     ------------   ------------                  -------------   ------------
                                                       3,451,101              -                              -      3,451,101
        Investments                                            -          4,760          2,3,7          (4,760)             -
        Shareholder receivables                           20,286              -                              -         20,286
                                                     ------------   ------------                  -------------   ------------
                                                       3,471,387          4,760                         (4,760)     3,471,387
                                                     ------------   ------------                  -------------   ------------
             Total Assets                            $ 6,571,060    $     5,292                   $     (5,292)   $ 6,571,060
                                                     ============   ============                  =============   ============

                                                                       HISTORICAL
                                                           Wireless        Fremont                Adjustments       Combined
                                                          ------------   ------------             ------------    -------------
               LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
        Line of credits                                   $   230,654    $         -              $         -     $    230,654
        Current portion of long -  term debt                  263,223              -                        -          263,223
        Accounts payable                                      326,902        355,891     1,5,6       (353,729)         329,064
        Accrued payroll                                        64,121              -                        -           64,121
        Accrued interest                                        6,573              -                        -            6,573

        Accrued taxes                                          38,563              -                        -           38,563
                                                          ------------   ------------             ------------    -------------
             Total Current Liabilities                        930,036        355,891                 (353,729)         932,198

LONG - TERM DEBT
        Long - term debt                                      761,521              -                        -          761,521

STOCKHOLDERS' EQUITY
        Common stock 100,000,000 shares authorized              1,603          5,947   3,4,5,7         15,970           23,520
           23,520,104 shares outstanding, after merger
           par value $0.001 per share
        Additional contributed capital                      5,238,145      1,500,029   3,5,7,8     (1,500,029)       5,238,145
        Retained deficit                                     (360,245)    (1,856,575)               1,837,256         (379,564)
        Treasury stock                                              -              -         2         (4,760)          (4,760)
                                                          ------------   ------------             ------------    -------------
                                                            4,879,503       (350,599)                 348,437        4,877,341
                                                          ------------   ------------             ------------    -------------
             Total Liabilities and Stockholders' Equity   $ 6,571,060    $     5,292              $    (5,292)    $  6,571,060
                                                          ============   ============             ============    =============


NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEETS

     1    Closing of Fremont bank account.
     2 Sale of Fremont subsidiary, Winfill Limited Holdings International Limited, for the return of 661,654 shares of common stock.
     3 Purchase of Wireless Frontier Internet, Inc. for 16,000,000 shares of common stock.
     4 Fees paid in connection with merger. 1,125,000 shares of common stock. 5 Conversion of $110,668 of accounts payable to 448,204 shares of common stock.
     6    Restructuring of vendor debt in September, 2003.
     7 Elimination of investment on Fremont's book in Wireless Frontier Internet, Inc.
     8 Quasi reorganization, reducing the retained deficit of Fremont to the balance in additional paid in capital.